July 10, 2007

NNN Apartment REIT Holdings, L.P.
1606 Santa Rosa Road
Suite 109
Richmond, Virginia 23229
Attn: J. Jay Olander

AMENDMENT LETTER

Re: Mezzanine Credit Agreement dated as of October 31, 2006 among NNN Apartments REIT Holdings, L.P. (“Borrower”), Wachovia Bank, National Association, as Agent, and the lenders from time to time a party thereto (the “Credit Agreement”)

Gentlemen:

Terms used herein but not otherwise defined herein shall have the meanings set forth in the Credit Agreement. Pursuant to letter agreement dated March 20, 2007 (the “Existing Waiver Letter”), Borrower, Guarantor, the Agent and the Lenders have agreed that the Lenders have no obligation to make additional Loans or otherwise extend any credit to the Borrower under the Credit Agreement unless otherwise agreed in writing by the Lenders in their sole and absolute discretion. The Borrower has requested that the Lenders agree to the suspension of the unused fee payable pursuant to Section 3.6(a) of the Credit Agreement until such time as the Lenders have agreed in writing to make additional Loans.

Subject to the execution and delivery of this letter by Borrower, Guarantor, Agent and the Lenders, and until such time as the Lenders have agreed to make additional Loans to Borrower in accordance with the Existing Waiver Letter, (a) the Lenders agree that the obligation of Borrower to pay the unused fee pursuant to Section 3.6(a) of the Credit Agreement shall be suspended and (b) the Lenders waive compliance with the covenants set forth in Section 9.1(a) (the Debt to Total Asset Value Ratio), Section 9.1(b) (the Fixed Charge Coverage Ratio) and Section 9.1(c) (the Implied Debt Service Coverage Ratio) of the Credit Agreement (collectively, the “Financial Covenants”), together with the related obligation of Borrower to report as to compliance with the Financial Covenants. The Borrower acknowledges and agrees that the decision whether to make any additional Loans is and shall be within the sole and absolute discretion of the Lenders and subject to the approval of both Lenders’ respective credit committees. If and when the Lenders agree to make additional Loans or otherwise extend any credit to the Borrower under the Credit Agreement as provided herein, the Lenders hereby agree that, in recognition of the upfront fees paid to Lenders on October 31, 2006, no upfront fee will be charged to the Borrower in connection with making the Credit Agreement available to the Borrower for additional extensions of credit, so long as the Termination Date has not been extended.

Except as hereinabove set forth, all terms, covenants and provisions of the Credit Agreement and the other Loan Documents remain unaltered and in full force and effect and the parties hereto do hereby expressly ratify and confirm the Credit Agreement and the other Loan Documents. Other than as expressly set forth herein, nothing in this letter shall be deemed or construed to constitute, and there has not otherwise occurred, a novation, cancellation, satisfaction, release, extinguishment, or substitution of the indebtedness evidenced by the Notes or the other obligations of Borrower and Guarantor under the Loan Documents.

This letter shall constitute a Loan Document. This letter may be executed in any number of counterparts which shall together constitute but one and the same agreement. This letter shall be governed by, and construed in accordance with, the laws of the State of Georgia. This letter may be amended only in accordance with the terms of the Credit Agreement.

(Signatures on Following Page)

LENDERS:

WACHOVIA BANK, NATIONAL ASSOCIATION,
individually and as Agent

By: /s/ Matthew Ricketts
Name: Matthew Ricketts
Title: Vice President

BORROWER:

NNN APARTMENT REIT HOLDINGS, L.P.,

a Virginia limited partnership

By: NNN Apartment REIT, Inc.,

a Maryland corporation, its General Partner

By: /s/ Shannon K S Johnson
Name: Shannon K.S. Johnson
Title: Chief Financial Officer

GUARANTOR:

NNN APARTMENT REIT, INC., a Maryland corporation

By: /s/ Shannon K S Johnson
Name: Shannon K.S. Johnson
Title: Chief Financial Officer